UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 17, 2012

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34259	30-0513080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas		77027
(Address of Principal Executive Offices)		(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 17, 2012, Willbros Group, Inc. (the “Company”) publicly announced that as a result of the planned retirement of its Vice President Accounting & Tax and Corporate Controller at the end of 2012, it has initiated a search for a Chief Accounting Officer. This separate Chief Accounting Officer position has been created to address the increased complexity and size of the Company’s operations. Van A. Welch, the Company’s Executive Vice President and Chief Financial Officer, will relinquish the role of Chief Accounting Officer on the date that the new Chief Accounting Officer is hired. The new Chief Accounting Officer, who will also serve as Corporate Controller, will report to Mr. Welch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: May 18, 2012	By:	/s/ Van A. Welch

Van A. Welch
Executive Vice President and Chief Financial Officer